SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
               UNDER THE TRUST INDENTURE ACT FOR 1939, AS AMENDED,
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE
   Check if an application to determine eligibility of a trustee pursuant to
                            Section 305(b) (2) _____


                            FIRST UNION NATIONAL BANK
               (Exact name of Trustee as specified in its charter)


230 SOUTH TRYON STREET, 9TH FL.
      CHARLOTTE, NC                   28288-1179              56-0900030
 (Address of principal                (Zip Code)             (I.R.S. Employer
    executive office)                                       Identification No.)

                       Patricia A. Welling, (804) 788-9663
                  901 E. Cary Street, Richmond, Virginia 23219

                         SINCLAIR BROADCAST GROUP, INC.
               (Exact name of obligor as specified in its charter)

      Delaware
(State or other jurisdiction of                        52-1494660
  incorporation or organization)             (I.R.S.Employer Identification No.)


     2000 West 41st Street
          Baltimore, MD                                   21211
(Address of principal executive offices)                (Zip Code)


                      9% SENIOR SUBORDINATED NOTES DUE 2007
                       (Title of the indenture securities)

1.   GENERAL INFORMATION.

     (a) The following are the names and addresses of each examining or supervising authority to which the Trustee is subject:

          The Comptroller of the Currency, Washington, D.C.
          Federal Reserve Bank of   Richmond,   Richmond,   Virginia.
          Federal   Deposit   Insurance Corporation,  Washington,  D.C.
          Securities  and Exchange  Commission, Division of Market Regulation,
           Washington, D.C.

     (b)  The Trustee is authorized to exercise corporate trust powers.

2.   Affiliations with obligor.

          The obligor is not an affiliate of the Trustee.

3.   Voting Securities of the Trustee.

          Not applicable.
          (See answer to Item 13)

4.   Trusteeships under other indentures.

          Not applicable.
          (See answer to Item 13)

5. Interlocking directorates and similar relationships with the obligor or underwriters.

          Not applicable.
          (See answer to Item 13)

6.   Voting securities of the Trustee owned by the obligor or its officials.

          Not applicable.
          (See answer to Item 13)

7.   Voting securities of the Trustee owned by underwriters or their officials.

          Not applicable.
          (See answer to Item 13)

8.   Securities of the obligor owned or held by the Trustee.

          Not applicable.
          (See answer to Item 13)

9.   Securities of underwriters owned or held by the Trustee.

          Not applicable.
          (See answer to Item 13)

10. Ownership or holdings by the Trustee of voting securities of certain affiliates or security holders of the obligor.

          Not applicable.
          (See answer to Item 13)

11. Ownership of holders by the Trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

          Not applicable.
          (See answer to Item 13)

12.  Indebtedness of the obligor to the Trustee.

          Not applicable.
          (See answer to Item 13)

13.  Defaults by the obligor.

          A. None
          B. None

14.  Affiliations with the underwriters.

          Not applicable.
          (See answer to Item 13)

15.  Foreign trustee.

          Trustee is a national banking association organized under the laws of the United States.

16.  List of Exhibits.

     (1) Articles of Incorporation. (Incorporated by reference from Exhibit 25 to Registration 333-25575, filed June 5, 1997.)

     (2)  Certificate   of  Authority  of  the  Trustee  to  conduct   business.
          (Incorporated by reference from Exhibit 25 to Registration 333-25575, filed June 5, 1997.)

     (3) Certificate of Authority of the Trustee to exercise corporate trust powers. (Incorporated by reference from Exhibit 25 to Registration 333-25575, filed June 5, 1997)

     (4) By-Laws. (Incorporated by reference from Exhibit 25 to Registration 333-25575, filed June 5, 1997.)

     (5)  Inapplicable.

     (6) Consent by the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Included at Page 6 of this Form T-1 Statement.

     (7)  Report of condition of Trustee.

     (8)  Inapplicable.

     (9)  Inapplicable.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, FIRST UNION NATIONAL BANK, a national association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Richmond, and Commonwealth of Virginia on the 18th day of August, 1997.


                                        FIRST UNION NATIONAL BANK
                                        (Trustee)



                                        BY: /s/ Patricia A. Welling
                                           -------------------------------------
                                             Patricia A. Welling, Vice President





                                                                 EXHIBIT T-1 (6)

                               CONSENTS OF TRUSTEE

          Undersection 321(b) of the Trust Indenture Act of 1939 and in connection with the proposed issuance by Sinclair Broadcast Group, Inc. of its 9% Senior Subordinated Notes due 2007, First Union National Bank , as the Trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.


                                        FIRST UNION NATIONAL BANK



                                        BY: /s/ John M. Turner
                                          -------------------------------------
                                             John M.Turner, Vice President
                                              and Managing Director



Dated: August 18, 1997
       ---------------



Legal Title of Bank:        FIRST UNION NATIONAL BANK        Call Date: 6/30/97 ST-BK: 37-0351  FFIEC 031
Address:                    TWO FIRST UNION CENTER                                              Page RC-1
City, State  Zip:           CHARLOTTE, NC 28288-0201
FDIC Certificate No.:       /0/4/8/8/5/

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

             CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
               AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1997


SCHEDULE RC--BALANCE SHEET

                                                              Dollar Amounts in Thousands      RCFD   Bil Mil Thou
------------------------------------------------------------------------------------------------------------------
ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1) ...........................       0081     4,473,562        1.a.
    b. Interest-bearing balances (2) ...................................................       0071       159,113        1.b.
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A) ......................       1754     1,303,183        2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D) ....................       1773     7,934,740        2.b.
 3. Federal funds sold and securities purchased under agreements to resell .............       1350     2,305,347        3.
 4. Loans and lease financing receivables:
                                                                     --------------------
    a. Loans and leases, net of unearned income (from Schedule RC-C)            59,060,409                               4.a.
    b. LESS: Allowance for loan and lease losses ...................               875,011                               5.
    c. LESS: Allocated transfer risk reserve .......................                     0                               6.
                                                                     --------------------
    d. Loans and leases, net of unearned income,
       allowance, and reserve (item 4.a minus 4.b and 4.c) ..............................      2125    58,185,398        4.d.
 5. Trading assets (from Schedule RC-D) .................................................      3545     2,298,398        5.
 6. Premises and fixed assets (including capitalized leases) ............................      2145     1,622,300        6.
 7. Other real estate owned (from Schedule RC-M) ........................................      2150        48,538        7.
 8. Investments in unconsolidated subsidiaries and associated companies(from Schedule RC-M)    2130        74,680        8.
 9. Customers' liability to this bank on acceptances outstanding ........................      2155       643,693        9.
10. Intangible assets (from Schedule RC-M)...............................................      2143     1,469,446       10.
11. Other assets (from Schedule RC-F) ...................................................      2160     3,381,292       11.
12. Total Assets (sum of items 1 through 11) ............................................      2170    83,899,690       12.
                                                                                               ----    ----------

------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:     FIRST UNION NATIONAL BANK    Call Date: 6/30/97 ST-BK:
Address:                 TWO FIRST UNION CENTER              37-0351  FFIEC 031
City, State  Zip:        CHARLOTTE, NC 28288-0201                     Page RC-2
FDIC Certificate No.:    /0/4/8/8/5/
SCHEDULE RC--CONTINUED

                                                              Dollar Amounts in Thousands                     Bil Mil Thou
-----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)
       part I) ................................................................................
                                                                      -------------------------   RCON 2200   50,765,146   13.a.
       (1) Noninterest-bearing (1) .................................. RCON 6631      12,216,938                            13.a.(1)
       (2) Interest-bearing ......................................... RCON 6636      38,548,208                            13.a.(2)
                                                                      -------------------------
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E part II) ......................................................
                                                                      -------------------------    RCFN 2200    7,831,207  13.b.
       (1) Noninterest-bearing ...................................... RCFN 6631               0
       (2) Interest-bearing ......................................... RCFN 6636       7,831,207                            13.b.(1)
                                                                      -------------------------
14. Federal funds purchased and securities sold under agreements to repurchase ................    RCFD 2800   10,011,148  14.
15. a. Demand notes issued to the U.S. Treasury ...............................................    RCON 2840      211,051  15.a.
    b. Trading liabilities (from Scheudle RC-D) ...............................................    RCFD 3548    2,297,315  15.b.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    a. With a remaining maturity of one year or less ..........................................    RCFD 2332    2,202,979  16.a.
    b. With a remaining maturity of more than one year through three years.....................    RCFD A547      524,062  16.b
    c. With a remaining maturity of more than three years. ....................................    RCFD A548       22,062  16.c.
17. Not applicable
18. Bank's liability on acceptances executed and outstanding ..................................    RCFD 2920      643,693  18.
19. Subordinated notes and debentures (2) .....................................................    RCFD 3200    1,899,753  19.
20. Other liabilities (from Schedule RC-G) ....................................................    RCFD 2930    1,475,586  20.
21. Total liabilities (sum of items 13 through 20) ............................................    RCFD 2948   77,884,002  21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus .............................................    RCFD 3838            0  23.
24. Common stock ..............................................................................    RCFD 3230       82,795  24.
25. Surplus (exclude all surplus related to preferred stock) ..................................    RCFD 3839    3,709,471  25.
26. a. Undivided profits and capital reserves .................................................    RCFD 3632    2,191,564  26.a.
    b. Net unrealized holding gains (losses) on available-for-sale securities .................    RCFD 8434       31,858  26.b
27. Cumulative foreign currency translation adjustments .......................................    RCFD 3284            0  27.
28. Total equity capital (sum of items 23 through 27) .........................................    RCFD 3210    6,015,688  28.
29. Total liabilities and equity capital (sum of items 21 and 28) .............................    RCFD 3300   83,899,690  29.
                                                                                                   ----------  ----------


Memorandum
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
I.   Indicated in the box at the right the number of the statement below that best describes the
     most comprehensive level of auditing work performed for the bank by independent external                      Number
                                                                                                 ----------------------------------
     auditors as of any date during 1996 .......................................................    RCFD 6724     N/A       M.1.
                                                                                                 ----------------------------------


1 =  Independent audit of the bank conducted in accordance       4 =  Directors' examination of the bank performed by other
     with genrally accepted auditing standards by a certified         external auditors (may be required by state chatering
     public accounting firm which submits a report on the bank        authority)
2 =  Independent audit of the bank's parent holding company      5 =  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing         auditors
     stamdards by certified public accounting firm which         6 =  Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company             auditors
3 =  Directors' examination of the bank conducted in             7 =  Other audit procedures (excluding tax preparation work)
     accordance with genrally accepted auditing standards        8 =  No external audit work
     state chartering authority)

----------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.

I, Gary R. Sessions, Vice President of the above-named bank do hereby declare that these Reports of Condition and Income (including the supporting scehdules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowldege and belief.


                                           Gary R. Sessions




We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


                                           Edward E. Crutchfield
                                           John Georgius
                                           Marion Crowell